UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Consolidated Graphics, Inc.

(Name of Registrant as Specified In Its Charter)

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Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT DATED JUNE 26, 2007
To the Shareholders:
On July 19, 2007, our Board of Directors approved a revision to the Fourth Amendment to the Consolidated Graphics, Inc., Long-Term Incentive Plan (the “Incentive Plan”), which is the subject of Proposal 2: “To adopt the Fourth Amendment to the Consolidated Graphics, Inc., Long-Term Incentive Plan” contained in our Definitive Proxy Statement dated June 26, 2007. The Proxy Statement relates to the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Consolidated Graphics, Inc. (the “Company”) which will be held at the Hyatt Regency Houston, 1200 Louisiana, Houston, Texas 77002, on Thursday, August 2, 2007, at 5:00 p.m., Central Daylight Time.
In response to concerns expressed by Institutional Shareholder Services, Inc. (“ISS”) regarding the Company’s ability under the Incentive Plan to issue all of the proposed increase and the remaining shares available under the Incentive Plan as full-value awards (for example, restricted stock awards), the Board of Directors has considered the scope of the Incentive Plan and particularly the increase originally proposed in the Fourth Amendment and submitted to you in our proxy statements mailed on or about June 29, 2007. The Board of Directors determined that the flexibility to issue all shares as full-value awards was not essential to the Incentive Plan or its objectives and on July 19, 2007 approved amendments to the Incentive Plan, including a revision of the proposed Fourth Amendment. These amendments, which reduce the number of additional shares authorized and also limit the number of shares that can be issued as full-value awards, are more fully described below.
The Board of Directors seeks shareholder approval to the proposed Fourth Amendment, as revised, to (i) provide for all non-employee directors of the Company and its subsidiaries to be eligible to receive awards under the Incentive Plan and (ii) increase the number of shares of our Common Stock that can be issued pursuant to the Incentive Plan by 550,000. The Board of Directors recommends a vote “FOR” the proposed Fourth Amendment, as revised. On July 19, 2007, the Board of Directors also approved and effected an amendment to the Incentive Plan curtailing the scope of the Incentive Plan by limiting (i) the number of underlying shares that may be granted as stock appreciation rights awards, restricted stock awards or restricted stock unit awards to 62,500, (ii) the exercise price of stock options to no less than fair market value on the date of grant and (iii) the term of stock options to no more than ten years. These amendments made by the Board of Directors and the revisions to the proposed Fourth Amendment were implemented in response to the concerns of ISS. We believe that these actions taken by the Board of Directors address the concerns of ISS and our shareholders while serving the key objectives of the plan.
To effect these amendments, the first sentence of Section 4 of the Incentive Plan entitled “Common Stock Available for Awards,” now reads as follows:
There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the Plan an aggregate of 4,585,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14, all of which may be granted hereunder as incentive plan options.
In addition, the following sentence is added to the last sentence of the first paragraph of Section 7 of the Incentive Plan:
The number of Awards that may be granted in the form of a stock appreciation right or stock awards as described in subparagraph (c) below shall not exceed an aggregate of 62,500 underlying shares of Common Stock issuable pursuant to such Award.

In addition, the following sentence is added between the first and second sentences of Section 7(c) of the Incentive Plan:
No stock option shall have an exercise price less than 100% of the Fair Market Value of a share of the Common Stock on the date of grant of the stock option, nor shall any stock option be exercisable later than the day before the expiration of ten (10) years from the date of grant of the stock option.
Consistent with these amendments, Appendix A is amended to reflect the amended Sections 4, 7 and 7(c), and references to the number “800,000” under the headings “Proposal to Approve the Fourth Amendment to the Long-Term Incentive Plan” and “Proposed Plan Amendment” on page 4 and “Incentive Plan” beginning on page 29 of the Proxy Statement are amended to refer to “550,000.” A copy of the Incentive Plan, as so amended and as currently in effect, was filed with the Company’s Current Report on Form 8-K filed on July 20, 2007, and is available on the website of the Securities and Exchange Commission at www.sec.gov, the Company’s website at www.cgx.com or from the Company upon request to Consolidated Graphics, Inc., Attention: Secretary, 5858 Westheimer, Suite 200, Houston, Texas 77057 upon payment to the Company of the reasonable costs of furnishing the same.
This supplement to the Proxy Statement should be read together with the Proxy Statement. Except as described in this letter, no other provisions of the Incentive Plan or the Proxy Statement have been amended, and the information contained in this supplement replaces and supersedes any inconsistent information in the Proxy Statement. The changes described in this supplement are the only changes to the matters to be voted on at the Annual Meeting from the original proxy statement given or sent to stockholders on or about June 29, 2007. Enclosed herein is a proxy card identical to that sent to you with the original proxy statement. Please sign and return the accompanying proxy card or the proxy card previously sent to you. IF YOU HAVE SUBMITTED THE PROXY CARD PREVIOUSLY SENT TO YOU AND WISH TO CHANGE YOUR VOTE, PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD. ONLY THE LATEST PROXY CARD TO BE SUBMITTED WILL BE COUNTED FOR THE PURPOSE OF QUORUM AND WILL BE VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED FOURTH AMENDMENT, AS REVISED.
You do not have to take any action if you have previously voted your shares and do not wish to change your vote. Any shareholder that wishes to vote on the proposal to adopt the Fourth Amendment to the Incentive Plan may use either the proxy card included with the Proxy Statement or the proxy card included with this supplement.
If you have any questions or require voting assistance, please contact MacKenzie Partners, Inc., engaged by the Board of Directors at an approximate cost to the Company of $3,500 to assist the Company with its proxy solicitation:
MacKenzie Partners, Inc.
105 Madison Avenue
14th Floor
New York, NY 10016
Call Toll Free: 800-322-2885
Call Collect: 212-929-5500
By Order of the Board of Directors
/s/ Joe R. Davis
Joe R. Davis
Houston, Texas
July 19, 2007

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